UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2007

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California		92705

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01          REGULATION FD DISCLOSURE

          On February 2, 2007, Collectors Universe, Inc. issued a press release announcing that its subsidiaries American Gemological Laboratories (AGL), which operates the Company’s colored gemstone authentication and grading business, and Gem Certification & Assurance Lab (GCAL), which operates the Company’s diamond authentication and grading business, have been appointed as the Official Laboratories for North America of the International Colored Gemstone Association (ICA). The ICA (www.gemstone.org) is an international organization of gemstone wholesalers, miners and cutters, with members in 41 countries.  The foregoing summary is qualified by reference to that press release,  copy of which is attached as Exhibit 99.1 to and is incorporated by reference into this Current Report on Form 8-K.

          In accordance with General Instruction B-2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01          Financial Statements and Exhibits

(d)          Exhibits.  The following exhibit is being furnished pursuant to Item 7.01 above.

Exhibit No.	Description

99.1

Press release of Collectors Universe, Inc. issued February 2, 2007, announcing that its subsidiaries, American Gemological Laboratories (AGL) and Gem Certification & Assurance Lab (GCAL), have been appointed as the Official North American Laboratories of the International Colored Gemstone Association (ICA).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: February 5, 2007	By:	/s/ JOSEPH J. WALLACE

Joseph J. Wallace, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release of Collectors Universe, Inc. issued February 2, 2007, announcing that its subsidiaries, American Gemological Laboratories (AGL) and Gem Certification & Assurance Lab (GCAL), have been appointed as the Official North American Laboratories of the International Colored Gemstone Association (ICA).

E-1